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               [LETTERHEAD OF DAVENPORT, EVANS, HURWITZ & SMITH]

                               January 31, 1995

                                                                     EXHIBIT 8.1

First Western Corporation
P.O. Box 5225
Sioux Falls, SD 57117-5225

Ladies and Gentlemen:

     You have requested our opinion with respect to the federal income tax consequences of the proposed merger ("Merger") of First Western Corporation, a South Dakota corporation ("FWC"), with and into First Bank System, Inc., a Delaware corporation ("FBS"), with FBS to be the surviving corporation. As a result of the Merger, all of the outstanding shares of FWC Common Stock will be converted into shares of FBS Common Stock, except for cash paid in lieu of fractional shares and except for shares of FBS Common Stock as to which the holder thereof has asserted a demand for payment of the fair value of such shares pursuant to the Dissent Provisions of the South Dakota Business Corporation Act. Our opinion has been requested by FWC on its own behalf and on behalf of its shareholders and it is being rendered to FWC pursuant to Section 6.1(f) of the Agreement and Plan of Merger dated October 17, 1994 (the "Merger Agreement"), by and among FBS, FWC, and Thomas J. Reardon, acting in his capacity as representative of the shareholders of FWC ("Shareholders' Representative"), exclusively for that purpose. No other individual or entity, whether or not a party to the Merger, may rely upon this opinion without the express prior written consent of both FWC and the undersigned. Capitalized terms used in this opinion not otherwise defined herein that are defined in the Merger Agreement will have the meaning given to those terms in the Merger Agreement. For the purposes of this opinion, "Western" refers to Western Bank, the wholly-owned subsidiary of FWC, and "Subsidiary" refers to Miktomm Mortgage Corporation, the wholly-owned subsidiary of Western.

     In acting as counsel for FWC and arriving at the opinion expressed below, we have examined and relied on originals or
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First Western Corporation
January 31, 1995
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copies, certified or otherwise identified to our satisfaction, of the Merger
Agreement and such other documents as we deemed relevant for purposes of this opinion.

     The following opinion is based upon the existing provisions of the Internal Revenue Code (the "Code") and regulations thereunder and upon current Internal Revenue Service published rulings and existing court decisions, any of which could be changed at any time. Any such changes may be retroactive and could significantly modify the opinion expressed herein. We have no duty, and do not intend, to update or modify this opinion for changes in the applicable law, regulations or interpretations occurring after the date hereof. Similarly, any change in the facts and assumptions stated below, upon which this opinion is based, could modify the conclusion. Because this opinion is being rendered at a date prior to the Effective Date, it assumes that there will be no changes in the terms of the transaction described in the Merger Agreement or in the underlying facts or law between the date of this opinion and the Effective Date, and that the Merger and related transactions will be consummated as presently provided for in the Merger Agreement.

     In rendering the opinions expressed below, we have assumed without independent investigation that:

1. The Merger of FWC with and into FBS, as described in the Merger Agreement, will qualify as a statutory merger under applicable state law and will be undertaken for valid business reasons.

2. The fair market value of the shares of FBS Common Stock and other consideration received by each shareholder of FWC will be approximately equal to the fair market value of the FWC Common Stock surrendered in exchange therefor.

3. There is no plan or intention by the shareholders of FWC to sell, exchange or otherwise dispose of a number of shares of FBS Common Stock to be received in the Merger, including FBS Common Stock to be held in escrow pursuant to Section 5.19 of the Merger Agreement and the maximum number of additional shares of FBS Common Stock to be issued pursuant to Sections 1.2(a) and 1.3(a) of the Merger Agreement, that will reduce their ownership of FBS Common Stock to a number of shares having a value, as of the Effective Date of the Merger, of less than 50 percent of the value of all of the formerly outstanding stock of FWC as of the same date. For purposes of this assumption, shares of FWC Common Stock
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First Western Corporation
January 31, 1995
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     exchanged for cash or other property, surrendered by dissenters, or exchanged for cash in lieu of fractional shares of FBS Common Stock will be treated as outstanding FWC Common Stock on the date of the Merger. Moreover, shares of FWC Common Stock and shares of FBS Common Stock held by holders of FWC Common Stock and otherwise sold, redeemed or disposed of prior or subsequent to the Merger will be considered in making this assumption.

4. FBS has no plan or intention to reacquire any of the FBS Common Stock to be issued in the Merger, except for purchases of stock in the open market in the normal course of business. Such purchases will not be directed toward the former FWC shareholders.

5. FBS has no plan or intention to sell or otherwise dispose of any assets of FWC acquired pursuant to the Merger, except for (i) dispositions made in the ordinary course of business, or (ii) transfers described in Section 368(a)(2)(C) of the Code.

6. The liabilities of FWC to be assumed by FBS, and the liabilities to which transferred assets of FWC are subject were incurred by FWC in the ordinary course of its business. The assumption by FBS of FWC's liabilities pursuant to the Merger is for a bona fide business purpose and the principal purpose of such assumption is not the avoidance of federal income tax on the transfer of assets of FWC to FBS pursuant to the Merger.

7. Following the Merger, FBS will continue the historic business of FWC or use a significant portion of the historic business assets of FWC in a business, and FBS' wholly-owned subsidiary, First Bank of South Dakota (National Association), will remain a wholly-owned subsidiary of FBS and will continue the historic business of Western or use a significant portion of the historic business assets of Western in a business.

8. FBS, FWC, Western, Subsidiary, and the shareholders of FWC will pay their own respective expenses, if any, incurred in connection with the proposed Merger.

9. There is no intercorporate indebtedness existing between FBS and FWC, or between FBS and Western or Subsidiary, that was issued, acquired or will be settled at a discount.


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First Western Corporation
January 31, 1995
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10.  FBS, FWC, Western and Subsidiary are not investment companies as defined in
     Section 368(a) (2) (F) (iii) and (iv) of the Code.

11. FWC, Western and Subsidiary are not under the jurisdiction of the court in a Title 11 or similar case under the meaning of Section 368(a) (3) (A) of the Code. The transaction does not involve a receivership, foreclosure, or other similar proceeding before a federal or state agency involving a financial institution referred to in Section 581 or 591 of the Code.

12. The fair market value and adjusted tax basis of the assets of FWC transferred to FBS will each equal or exceed the sum of the liabilities assumed by FBS, plus the amount of liabilities, if any, to which the transferred assets are subject.

13. The payment of cash in lieu of the fractional shares of FBS Common Stock is solely for the purpose of avoiding the expense and inconvenience to FBS of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the transaction to the holders of FWC Common Stock instead of issuing fractional shares of the FBS Common Stock will not exceed 1% of the total consideration that will be issued in the Merger to the holders of FWC Common Stock in exchange for their shares of FWC Common Stock. The fractional share interests of each holder of FWC Common Stock will be aggregated, and no holder of FWC Common Stock will receive cash in an amount equal to or greater than the value of one whole share of FBS Common Stock.

14. None of the compensation received by any shareholder/employee of FWC, Western or Subsidiary pursuant to any employment, consulting or similar arrangement is or will be separate consideration for, or allocable to, any of such shareholder's/employee's shares of FWC Common Stock. None of the shares of FBS Common Stock received by any shareholder/employee of FWC, Western or Subsidiary pursuant to the Merger are or will be separate consideration for, or allocable to, any such employment, consulting or similar arrangement. The compensation paid to any shareholder/employee of FWC, Western or Subsidiary pursuant to any such employment, consulting or similar arrangement is or will be for services actually rendered and will be commensurate with the amount paid to third parties bargaining at arm's-length for similar services.





















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First Western Corporation
January 31, 1995
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15.  There are valid business reasons for (i) not issuing immediately the additional shares of FBS Common Stock to be issued pursuant to Sections 1.2(a) and 1.3(a) of the Merger Agreement, and (ii) establishing the escrow arrangement described in Section 5.19 of the Merger Agreement.

16. At least fifty percent (50%) of the maximum number of shares of FBS Common Stock which may be issued pursuant to the Merger Agreement will be issued as of the Effective Date in the initial distribution of such shares to holders of FWC Common Stock, and the maximum number of shares of FBS Common Stock which may be issued pursuant to Sections 1.2(a) and 1.3(a) of the Merger Agreement, when aggregated with the number of shares of FBS Common Stock to be placed in escrow pursuant to Section 5.19 of the Merger Agreement, will not exceed fifty percent (50%) of the maximum number of shares of FBS Common Stock which may be issued to the holders of FWC Common Stock pursuant to the Merger Agreement.

17. The right to receive additional shares of pursuant to Sections 1.2(a) and 1.3(a) of the Merger Agreement can give rise to the receipt only of additional shares of FBS Common Stock.

18. Neither the issuance of additional shares pursuant to Sections 1.2(a) and 1.3(a) of the Merger Agreement nor the return of shares of FBS Common Stock held in escrow pursuant to Section 5.19 of the Merger Agreement will be triggered by (i) an event the occurrence or nonoccurrence of which is within the control of shareholders, except for acts or omissions of the Shareholders' Representative in his capacity as such as described in
     Section 5.18 of the Merger Agreement, or (ii) the payment of additional tax or reduction in tax paid as a result of an Internal Revenue Service audit of FBS, FWC or the holders of FWC Common Stock who will receive shares of FBS Common Stock in the Merger, either with respect to the Merger or when the Merger involves persons related within the meaning of Section 267(c)(4) of the Code.

19. The mechanisms for calculation of additional shares to be issued pursuant to Sections 1.2(a) and 1.3(a) of the Merger Agreement and the mechanism for calculation of the number of shares of FBS Common Stock to be returned from the escrow established pursuant to Section 5.19 of the Merger Agreement are all objective and readily ascertainable.


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First Western Corporation
January 31, 1995
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20.  None of the additional shares to be issued pursuant to Sections 1.2(a) and
     1.3(a) of the Merger Agreement will be issued as compensation, royalties or any other consideration other than in exchange for FWC Common Stock.

21. Neither the principal purpose of the triggering mechanisms for the issuance of additional shares pursuant to Sections 1.2(a) and 1.3(a) of the Merger Agreement nor the principal purpose of the triggering mechanism for the return of the FBS Common Stock from escrow pursuant to Section 5.19 of the Merger Agreement is the reduction in federal income taxes.

22.  The shares of FBS Common Stock to be held in escrow pursuant to Section
     5.19 of the Merger Agreement will appear as issued and outstanding on the balance sheet of FBS and such stock will be legally outstanding under applicable state law.

23. None of the shares of FBS Common Stock held in escrow will be subject to any restrictions requiring its return to FBS because of death, failure to continue employment or similar restrictions.

24. During the continuation of the escrow established pursuant to Section 5.19 of the Merger Agreement, (i) all dividends to be paid on the shares of FBS Common Stock held in escrow will be distributed currently to the holders of FWC Common Stock who will then be record owners of such shares, and (ii) all voting rights with respect to the shares of FBS Common Stock held in escrow will be exercisable by or on behalf of the holders of FWC Common Stock who will then be the record owners of such shares (or their authorized agents).

25. At least fifty percent (50%) of the number of shares of FBS Common Stock to be issued as of the Effective Date in the initial distribution of such shares to holders of FWC Common Stock (exclusive of any additional shares to be issued pursuant to Sections 1.2(a) and 1.3(a) of the Merger Agreement) will not be subject to the escrow arrangement described in
     Section 5.19 of the Merger Agreement.

     Based upon and subject to the foregoing, subject to the qualifications and limitations stated herein, we are of the opinion that consummation of the Merger (pursuant to the terms of the Merger Agreement) will result in the following federal income tax consequences:






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First Western Corporation
January 31, 1995
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1.   The Merger will qualify as a "reorganization" within the meaning of Section
     368(a) of the Code.

2. No gain or loss will be recognized by any FWC shareholder (except in connection with the receipt of cash) upon the exchange of FWC Common Stock solely for FBS Common Stock in the Merger.

3. The basis of the FBS Common Stock received by an FWC shareholder who exchanges FWC Common Stock for FBS Common Stock will be the same as the basis of the FWC Common Stock surrendered in exchange therefor (subject to any adjustments required as the result of receipt of cash in lieu of a fractional share of FBS Common Stock).

4. The holding period of the FBS Common Stock received by an FWC shareholder receiving FBS Common Stock will include the period during which the FWC Common Stock surrendered in exchange therefor was held (provided that the FWC Common Stock of such FWC shareholder was held as a capital asset at the Effective Date).

5. Cash received by an FWC shareholder in lieu of a fractional share interest of FBS Common Stock will be treated as having been received as a distribution in full payment in exchange for the fractional share interest of FBS Common Stock which such shareholder would otherwise be entitled to receive, and will qualify as capital gain or loss (assuming the FWC Common Stock was a capital asset in his hands at the Effective Date).

     Our opinion is limited only to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. Without limiting the foregoing, no opinion is expressed as to the federal income tax consequences with respect to (i) the delivery to FBS of FBS Common Stock from the Escrow
Fund; (ii) the payment of Escrow Agent fees from the FBS Escrowed Stock; (iii) the receipt of FBS Common Stock by holders of FWC Common Stock other than in consideration for shares of FWC Common Stock; or (iv) the merger of Western with and into First Bank of South Dakota (National Association). The foregoing opinion represents our best judgment as to the probable outcome of the tax issues discussed and is not binding on the Internal Revenue Service. We can give no assurance that the Internal Revenue Service will not challenge our conclusions and prevail in the courts in such a manner as to cause adverse tax consequences to FBS, FWC, Western, Subsidiary or FWC's shareholders.
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First Western Corporation
January 31, 1995
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      The foregoing opinion is based upon and limited exclusively to the Federal income tax laws of the United States. No opinion is rendered with respect to foreign, state or local tax matters or the tax treatment of any persons or entities other than the FWC shareholders.

     We are furnishing this opinion to you solely for your benefit in connection with the transactions described above. It is not to be used, circulated, quoted, or otherwise referred to for any other purpose. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to its use as part of the Registration Statement and to the use of our name in the Prospectus/Proxy Statement constituting a part of the Registration Statement.


                                      Very truly yours,

                                      /s/ Davenport, Evans, Hurwitz & Smith
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                                          Davenport, Evans, Hurwitz & Smith